UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
May 29, 2014 (May 28, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to report that, on May 28, 2014, the Company and its wholly-owned subsidiary, Triad Hunter, LLC (“Triad”), settled the lawsuit filed against them and certain other persons by Dux Petroleum, LLC (“Dux”) in Dux Petroleum LLC v. Magnum Hunter Resources Corp. et al., Cause No. 2013-77283, in the District Court for Harris County, Texas - 295th District (the “Lawsuit”). The Company previously reported the filing of the Lawsuit in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The other defendants in the Lawsuit, which included MNW Energy, LLC (“MNW”), have also settled with Dux. As part of the settlement, Dux has released the Company and Triad from all claims asserted or that could have been asserted in the Lawsuit.
In the Lawsuit, Dux made certain allegations against the Company, Triad and the other defendants relating to, among other things, the Asset Purchase Agreement entered into by Triad and MNW in August 2013 (the “APA”) pursuant to which MNW agreed to sell to Triad certain oil and gas leases and sub-leases covering up to 32,000 net mineral acres in Monroe, Noble and/or Washington Counties, Ohio, over a period of time, in staggered closings, subject to the satisfaction of certain closing conditions, including Triad’s right to receive satisfactory title to the acreage. Following the filing of the Lawsuit, Triad discontinued closings under the APA, based on its position that the Lawsuit constituted a title defect with respect to the acreage covered by the APA. The Company previously reported the entry by Triad into the APA in the Company’s Current Report on Form 8-K filed on August 12, 2013.
As part of the settlement of the Lawsuit, and in order to avoid the continued expense and distraction of the Lawsuit, the Company and Triad have agreed to collectively pay Dux the aggregate amount of $500,000, payable in three equal installments over the next three months. The other principal defendants in the Lawsuit have also agreed, in connection with the settlement of the Lawsuit, to collectively pay Dux an additional aggregate amount of $500,000, payable in similar installments.
In view of the settlement of the Lawsuit, Triad intends to immediately resume closings of lease acquisitions from MNW under the APA, in accordance with the terms, provisions and conditions of the APA and the terms of the settlement agreement. Triad anticipates that the first such closing will occur on or before mid-June 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 29, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer